                                Exhibit 23(h)(5)
 Participation Agreement with Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company and Monumental Life Insurance Company, dated
                      July 1, 1992, as amended May 1, 2009

                               AMENDMENT NO. 40 TO
                          PARTICIPATION AGREEMENT AMONG
                           TRANSAMERICA SERIES TRUST,
                      TRANSAMERICA LIFE INSURANCE COMPANY,
               TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, AND
                        MONUMENTAL LIFE INSURANCE COMPANY

     The Participation Agreement, dated July 1, 1992, as amended ("Agreement") among Transamerica Series Trust (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), Transamerica Financial Life Insurance Company ("TFLIC"), and Monumental Life Insurance Company ("Monumental") is hereby amended as follows:

     Schedule A of the Agreement is deleted in its entirety and replaced with the following Amended Schedule A:

                               AMENDED SCHEDULE A

                              Effective May 1, 2009

                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

ACCOUNTS:               Separate Account VA B
                        Separate Account VA BNY
                        Mutual Fund Account
                        Separate Account VA A
                        Separate Account VA C
                        Separate Account VA CC
                        Separate Account VA D
                        Separate Account VA EE
                        Retirement Builder Variable Annuity Account
                        TFLIC Separate Account C
                        Separate Account VUL-A
                        TFLIC Series Life Account
                        TFLIC Series Annuity Account
                        Separate Account VA E
                        Separate Account VA F
                        Separate Account VUL-1 of Transamerica Life insurance Company
                        Separate Account VUL-2 of Transamerica Life insurance Company
                        Separate Account VUL-3 of Transamerica Life insurance Company
                        Separate Account VUL-4 of Transamerica Life insurance Company
                        Separate Account VUL-5 of Transamerica Life insurance Company
                        Separate Account VUL-6 of Transamerica Life insurance Company
                        Separate Account VA-8
                        Separate Account VA J
                        TA PPVUL 1
                        Separate Account VA K
                        Separate Account VA-2LNY
                        Separate Account VA-2L
                        Separate Account VL A
                        AES Private Placement VA Separate Account
                        Separate Account VA L
                        Separate Account VA P
                        PFL Corporate Account One
                        Separate Account VA R
                        Separate Account VA S
                        Separate Account VA Q

ACCOUNTS: (Continued)

                        Separate Account VA GNY
                        Separate Account VA HNY
                        Separate Account VA QNY
                        Separate Account VA W
                        Separate Account VA WNY
                        Separate Account VA YNY
                        Separate Account VA WM
                        TFLIC Separate Account VNY
                        Separate Account VA X
                        Separate Account VA Y
                        Separate Account VA Z
                        Separate Account VA-6
                        Separate Account VA-6NY
                        Separate Account VA-7
                        Separate Account VL
                        Transamerica Occidental Separate Account Two
                        Transamerica Corporate Separate Account Sixteen
                        Separate Account Fund B
                        Separate Account Fund C

POLICIES:               Transamerica Landmark Variable Annuity
                        Transamerica Landmark NY Variable Annuity
                        The Atlas Portfolio Builder Variable Annuity
                        Transamerica Extra Variable Annuity
                        Transamerica Access Variable Annuity
                        Retirement Income Builder II Variable Annuity
                        Advisor's Edge(R) Variable Annuity
                        Advisors's Edge Select(R) Variable Annuity
                        Advisor's Edge(R) Variable Annuity (NY)
                        Legacy Builder Plus
                        TFLIC Financial Freedom Builder
                        Transamerica Elite
                        Privilege Select Variable Annuity
                        Estate Enhancer Variable Life
                        TransMark Optimum Choice Variable Annuity
                        TFLIC Freedom Elite Builder
                        TFLIC Freedom Premier(SM)
                        Immediate Income Builder II
                        Premier Asset Builder Variable Annuity
                        TFLIC Freedom Wealth Protector
                        Advantage V
                        Retirement Income Builder Variable Annuity
                        Retirement Income Builder - BAI Variable Annuity
                        Dreyfus/Transamerica Triple Advantage(R) Variable Annuity (NY)
                        Dreyfus/Transamerica Triple Advantage(R) Variable Annuity
                        Advisor's Edge Select Private Placement
                        Transamerica Preferred Advantage Variable Annuity
                        Portfolio SelectSM Variable Annuity
                        Flexible Premium Variable Annuity - A
                        Flexible Premium Variable Annuity - B
                        Flexible Premium Variable Annuity - C
                        Flexible Premium Variable Annuity - D
                        Flexible Premium Variable Annuity - E

POLICIES: (Continued)
                        Flexible Premium Variable Annuity - G
                        TFLIC Freedom Elite Builder II
                        Flexible Premium Variable Annuity - H
                        Advisor's Edge(R) NY Variable Annuity
                        Flexible Premium Variable Annuity - I
                        Flexible Premium Variable Annuity - J
                        Flexible Premium Variable Annuity - K
                        Flexible Premium Variable Annuity - L
                        Flexible Premium Variable Annuity - N
                        Flexible Premium Variable Annuity - O
                        Flexible Premium Variable Annuity - P
                        Flexible Premium Variable Annuity - GM
                        Transamerica Freedom Variable Annuity
                        TransAccumulator(R) VUL
                        TransAccumulator(R) VUL II
                        TransUltra(R) VUL
                        Transamerica Classic(R) Variable Annuity
                        Transamerica Catalyst(R) Variable Annuity
                        Transamerica Classic(R) Variable Annuity (NY)
                        Transamerica Bounty(R) Variable Annuity
                        Transamerica Extra Variable Annuity
                        Transamerica Freedom Variable Annuity
                        Inheritance Builder Plus
                        TransEquity(R)
                        TransEquity II
                        Advantaage VI
                        Advantage SE
                        Advantage X
                        TransSurvivor(SM) VUL
                        Transamerica Lineage(R)
                        Transamerica Tribute(R)

PORTFOLIOS:             TRANSAMERICA SERIES TRUST - EACH PORTFOLIO HAS AN
                        INITIAL CLASS AND A SERVICE CLASS OF SHARES EXCEPT AS NOTED
                        Transamerica American Century Large Company Value VP
                        Transamerica Asset Allocation - Conservative VP
                        Transamerica Asset Allocation - Growth VP
                        Transamerica Asset Allocation - Moderate VP
                        Transamerica Asset Allocation - Moderate Growth VP
                        Transamerica Balanced VP
                        Transamerica BlackRock Large Cap Value VP
                        Transamerica BlackRock Global Allocation VP (Initial Class Shares currently not being offered)
                        Transamerica BlackRock Tactical Allocation VP (Initial Class Shares currently not being offered)
                        Transamerica Capital Guardian Value VP
                        Transamerica Clarion Global Real Estate Securities VP
                        Transamerica Convertible Securities VP
                        Transamerica Efficient Markets VP
                        Transamerica Equity VP
                        Transamerica Equity II VP (Service Class Shares currently not being offered)
                        Transamerica Federated Market Opportunity VP

PORTFOLIOS:             TRANSAMERICA SERIES TRUST - EACH PORTFOLIO HAS AN INITIAL
                        CLASS AND A SERVICE CLASS OF SHARES EXCEPT AS NOTED (Continued)
                        Transamerica Foxhall Emerging Markets/Pacific Rim VP
                        Transamerica Foxhall Global Conservative VP
                        Transamerica Foxhall Global Growth VP
                        Transamerica Foxhall Global Hard Asset VP
                        Transamerica Growth Opportunities VP
                        Transamerica Hanlon Balanced VP
                        Transamerica Hanlon Growth VP
                        Transamerica Hanlon Growth and Income VP
                        Transamerica Hanlon Managed Income VP
                        Transamerica Index 50 VP
                        Transamerica Index 75 VP
                        Transamerica International Moderate Growth VP
                        Transamerica JPMorgan Core Bond VP
                        Transamerica JPMorgan Enhanced Index VP
                        Transamerica JPMorgan Mid Cap Value VP
                        Transamerica Jennison Growth VP
                        Transamerica Legg Mason Partners All Cap VP
                        Transamerica MFS High Yield VP
                        Transamerica MFS International Equity VP
                        Transamerica Marsico Growth VP
                        Transamerica Money Market VP
                        Transamerica Munder Net50 VP
                        Transamerica PIMCO Total Return VP
                        Transamerica ProFund UltraBear VP (Initial Class Shares currently not being offered)
                        Transamerica Science & Technology VP
                        Transamerica Small/Mid Cap Value VP
                        Transamerica T. Rowe Price Equity Income VP
                        Transamerica T. Rowe Price Growth Stock VP
                        Transamerica T. Rowe Price Small Cap VP
                        Transamerica Templeton Global VP
                        Transamerica Third Avenue Value VP
                        Transamerica U.S. Government Securities VP
                        Transamerica Value Balanced VP
                        Transamerica Van Kampen Active International Allocation VP
                        Transamerica Van Kampen Large Cap Core VP
                        Transamerica Van Kampen Mid-Cap Growth VP

(Signatures on following page)

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of May 1, 2009.

TRANSAMERICA SERIES TRUST               TRANSAMERICA LIFE INSURANCE COMPANY

By its authorized officer,              By its authorized officer,


By: /s/ Christopher A. Staples          By: /s/ Steven R. Shepard
    ---------------------------------       ------------------------------------
    Christopher A. Staples                  Steven R. Shepard
Title: Vice President                   Title: Vice President


TRANSAMERICA FINANCIAL                  MONUMENTAL LIFE INSURANCE
LIFE INSURANCE COMPANY                  COMPANY

By its authorized officer,              By its authorized officer,


By: /s/ Steven R. Shepard               By: /s/ Steven R. Shepard
    ---------------------------------       ------------------------------------
    Steven R. Shepard                       Steven R. Shepard
Title: Vice President                   Title: Vice President

                             PARTICIPATION AGREEMENT
                                      Among
                             WRL SERIES FUND, INC.,
                  WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO,
                                       and
                           PFL LIFE INSURANCE COMPANY


THIS AGREEMENT, made and entered into this .1st day of July, 1992 by and among PFL LIFE INSURANCE COMPANY, an Iowa corporation (hereinafter the "Company") on Its own behalf and on behalf of the PFL Endeavor Variable Annuity Account, and other segregated asset accounts of the Company (hereinafter the "Account(s)"), and WRL SERIES FUND, INC., a Maryland corporation (hereinafter the "Fund"), and WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO, an Ohio corporation and an affiliate of the Company (hereinafter "WRL").

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for the Account(s), and other separate accounts established for variable life insurance policies and variable annuity contracts of WRL and its affiliates; and

WHEREAS, shares of common stock of the Fund are divided into several series of shares each designated a "Portfolio" or collectively, "Portfolios," arid each representing the interests in a particular managed pool of securities and other assets; and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "l940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, WRL is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law, and is the Fund's investment adviser; and

WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (hereinafter, individually, the "Policy" or, collectively, the "Policies"); and

WHEREAS, the Account(s) are duly organized, validly existing segregated asset account(s), established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or life insurance contracts that are allocated to the Account(s) (the Policies and the Account(s) covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Account(s) invest(s), is specified in Schedule A attached hereto as may be modified from time to time); and

WHEREAS, the Company has registered or will register the Account(s) as unit investment trust(s) under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios specified in Schedule A attached hereto (the 'Shares") on behalf of :the Account(s) to fund the Policies, and the Fund intends to sell such Shares to the Account(s) at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Fund, WRL and the Company agree as follows:

ARTICLE I. Sale of Fund Shares
           --------------------

1.1. The Fund agrees to sell to the Company those Shares which the Account(s) orders and which are available for purchase by such Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the Shares. For purposes of this
Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from Policy owners and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. New York time on the next following Business Day "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "SEC").

1.2. The Fund agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Account(s) on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell any Shares to the Company and the Account(s), or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3. The Fund agrees that the Shares will be sold only to the Company and the Account(s) and/or WRL and its separate accounts. In addition, the Shares may be sold to other insurance companies affiliated with WRL or their separate accounts only with the express written consent of WRL. The Shares will not be sold to the general public or to other investors. Nothing herein shall prohibit the-Company from establishing separate accounts or subaccounts of separate accounts which purchase shares from investment companies other than the Fund.

1.4. The Fund agrees to redeem for cash, on the Company's request, any full or fractional Shares held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from Policy owners and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 9:30 a.m New York time on the next following Business Day.

1.5. The Company shall pay for the Shares by 2:00 p.m. New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire or by a credit for any Shares redeemed. For purpose of
Section 2.9, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.6. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Account(s). The Shares ordered from the Fund will be recorded in an appropriate title for the Account(s) or the appropriate subaccount of the Account(s).

1.7. The Fund shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolios Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.8. The Fund or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 pm. New York time.

ARTICLE II. Representations and Warranties
            -------------------------------

2.1. The Company represents and warrants that the Policies are or will be registered under the 1933 Act, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established, the PFL Endeavor Variable Annuity Account as a segregated asset account under Iowa law and has registered or, prior to any issuance or sale of the Policies, will register the Account(s) as unit investment trust(s) in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as a segregated investment account(s) for the Policies, and that it will maintain such registration(s) for so long as any Policies are outstanding.

The Company shall amend the registration statement(s) under the 1933 Act for the Policies and the registration statement(s) under the 1940 Act for the Account(s) from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Company represents that it believes, in good faith, that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"1, that it will make every effort to maintain such treatment and that it will notify the Fund and WRL immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.

2.3. The Fund and WRL each separately represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Fund shall register and qualify the Shares for sale in accordance with the laws of the various states only if arid to the extent deemed necessary by the Fund, with the concurrence of WRL.

2.4. The Fund and WRL each separately represents that each Portfolio of the Fund is currently qualified or will be qualified as a Regulated Investment Company under Subchapter M of the Code and that every effort will be made to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Fund or WRL, as appropriate, will notify the Company orally (followed by written notice) or by wire immediately upon having a reasonable basis for believing that any Portfolio of the Fund has ceased to so qualify or that any Portfolio might not so qualify in the future.

2.5. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule l2b-l under the 1940 Act or otherwise, although to the extent permitted and in conformity with the requirements under the 1940 Act it may make such payments in the future.

2.6. The Fund represents that it will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities lass, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

2.8. WRL represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.9. The Fund and WRL each separately represents and warrants that, to the extent required by Section 17(g) and Rule 17g-1 of the 1940 Act, or related provisions as may be promulgated from time to time, all of its directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Section 17(g) and Rule 17g-l of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III. Prospectus and Proxy Statements; Voting
             ----------------------------------------

3.1. At least annually, the Fund or WRL, as appropriate, shall provide the Company, free of charge, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to existing Policy owners whose Policies are funded by such Shares. The Fund or WRL, as appropriate, shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonable request for distribution to prospective purchasers of Policies. If requested by the Company in lieu thereof, the Fund or WRL, as appropriate, shall provide such documentation (including a final "camera ready" copy of the new prospectus as set in type at the expense of the Fund or WRL, as the case may be) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Policies and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company, and (b) the Fund or WRL, as the case may be, in proportion to the number of pages of the Policy and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as columns, charts, etc.; the Fund or WRL, as the case may be, to bear the cost of printing the Shares' prospectus portion of such document for distribution to owners of existing Policies funded by the Shares, and the Company to bear the expenses of printing the portion of such document relating to the Account(s); provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Policies not funded by the Shares.

3.2. The prospectus for the Shares shall state that the Statement of Additional Information for the Shares is available from the Fund (or WRL). The Fund or WRL, at its expense, as appropriate, shall print and provide such Statement to the Company (or a master of such Statement suitable for duplication by the Company) for distribution to any owner of a Policy funded by the Shares. WRL, at the Company's expense, shall print and provide such Statement to the Company (or a master of such Statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such Statement or to an owner of a Policy not funded by the Shares.

3.3. The Fund shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy material, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distributing to Policy owners.

3.4. Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of
Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the, printing of the Shares' prospectus for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.

3.5. If and to the extent required by law, the Company shall:

(i) solicit voting instructions from Policy owners;
(ii) vote the Shares in accordance with instructions received from Policy owners; and
(iii) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company reserves the right to vote the Shares held in the Account(s) in its own right, to the extent permitted by law.

3.6. The process of soliciting Policy owners' voting instructions, tabulating votes, etc. shall be conducted in accordance with Schedule B attached hereto.

ARTICLE IV. Sales Material and Information
            -------------------------------

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or. its designee, each piece of sales literature or other promotional material in which the Fund or the Fund's advisers are named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within ten Business Days after receipt of such material.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or its advisers concerning the Fund or its advisers in connection with the sale of the Policies other than the information or representation contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee except with the permission of the Fund. The Fund or its designee agrees to respond to any request for approval on a prompt and timely basis.

4.3. WRL shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Account(s) is named, at least ten Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within ten Business Days after receipt of such material.

4.4. The Fund and WRL each separately agrees not to give any information or make any representations on behalf of the Company or concerning the Company, the Account(s), or the Policies other than information or representations contained in a registration statement or prospectus for the Policies, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Account(s) which are in the public domain or approved by the Company for distribution to Policy owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis.

4.5. The Company and Fund (or WRL in lieu of the Fund, as appropriate) will each provide to the other at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Policies, or to the Fund or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities. The Company or Fund shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Policies, the Fund or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of any "deficiency letter" or other correspondence or written report regarding any such examination.

4.6. For purposes of this Article IV, the phrase "sales literature or other promotional material" means advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboard), and sales literature (such as brochures, circulars, market letters and form letters), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.

ARTICLE V. Fees and Expenses
           ------------------

5.1. Neither the Fund nor WRL shall pay any fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or WRL, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-l under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or regulatory approvals, the Fund may make payments to the Company or to the underwriter for the Policies if and in amounts agreed to by the Fund in writing (currently no such payments are contemplated). Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expenses initially paid by one party but allocated to another party.

5.2. The Fund or WRL, as appropriate, shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Fund's registration statement, and payment of filing fees and registration fees; preparation and filing of the Fund's proxy materials and reports to Shareholders; setting in type and printing its prospectus (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Fund by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing the Fund's prospectuses and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-l of the 1940 Act. The Fund shall not bear any expenses of marketing the Policies.

5.3. The Company shall bear the expenses of distributing the Shares' prospectus in connection with new sales of the Policies and of distributing the Fund's Shareholder reports to Policy owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of printing the Policy prospectus; and the cost of preparing and printing annual individual account statements for Policy owners as required by state insurance laws.

ARTICLE VI. Diversification and Related Limitations
            ----------------------------------------

6.1. The Fund and WRL each separately represents and, warrants that the Fund will at all times invest its assets in such a manner as to ensure that the Policies will be treated as annuity, endowment, or life insurance contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treas. Req. Section 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

     The Shares will not be sold to any person or entity that would result in the Policies not being treated as annuity, endowment, or life insurance contracts, in accordance, with the statutes and regulations referred to in the preceding paragraph (Section 6.1 hereof).

ARTICLE VII. Potential Material Conflicts
             -----------------------------

7.1 The Fund agrees that the Board, constituted with a majority of disinterested directors, will monitor each Portfolio of the Fund for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Fund. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested directors of the Board. The Board will give prompt notice of any such determination to the Company.

7.2 The Company and WM. each separately agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting to a vote of all affected contract owners whether to withdraw assets from the Fund or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

7.3 A majority of the disinterested directors of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Fund each of the Account(s) designated by the disinterested directors and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested directors of the Board.

7.4 The Fund agrees that it will not enter into any agreement with a life insurance company affiliated with the Company unless such agreement includes a section substantially identical to this Article VII.

ARTICLE VIII. Indemnification
              ----------------

8.1. Indemnification by the Company
     -------------------------------

8.1(a). The Company agrees to indemnify and hold harmless the Fund, WRL, and each of their respective directors and officers and each person, if any, who controls the Fund or WRL within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which an Indemnified Party may become subject under any statute; regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Policies or contained in the Policies or sales literature for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable and good faith reliance upon and in conformity with information furnished the Company by or on behalf of the Fund or WRL for use in the registration statement or prospectus for the Policies or in the Policies or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and on which the Company has reasonably relied in good faith) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund or WRL by or on behalf of the Company; or

(iv) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; except to the extent provided in Sections 8.1(b) and 8.1(c) hereof.

8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that failure to notify results in failure of actual notice to the Company and the Company is damaged solely as a result of failure to give notice. In case any such action is brought against one or more of the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. Each Indemnified Party shall fully cooperate with the Company in defense of the action, regardless of whether the Company assumes or only participates in the defense. After notice not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Company and the Indemnified Party shall have mutually agreed on the retention of such counsel or (ii) the named parties to any such proceeding (including any impeded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Party from all and against any loss or liability by reason of such settlement or judgment.

8.1(d). Each Indemnified Party will promptly notify the Company of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Shares or the Policies or the operation of the Fund and each Indemnified Party will provide the Company with all relevant information and documents in its possession or in the possession of a person within its control requested by the Company. For purposes of this Section 8.1(d), the "commencement" of proceedings shall include any informal or formal Communications from the SEC or its staff (or the receipt of information from any other persons or entities) indicating that enforcement action by the SEC or staff may be contemplated or forthcoming; this includes any information to the effect that any matter(s) has been referred to the SEC's Division of Enforcement, or that any matter(s) is being discussed with that Division.

8.2. Indemnification by WRL
     -----------------------

8.2(a). WRL agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of WRL) or litigation (including legal and other expenses) to which an Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable and good faith reliance upon and in conformity with information furnished to WRL by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature far the Policies not supplied by WRL, or persons under its control and on which WRL has reasonably relied in good faith) or wrongful conduct of WRL or persons under its control, with respect to the sale or distribution of the Policies or Shares; or
(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of WRL; or (iv) arise out of or result from any material breach of any representation and/or warranty made by WRL in this Agreement or arise out of or result from any other material breach of this Agreement by WRL (including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements specified in Article VI of this Agreement); except to the extent provided in Sections 8.2(b) and 8.2(c) hereof action. Each Indemnified Party shall fully cooperate with WRL in defense of the action, regardless of whether WRL assumes or only participates in the defense. After notice from WRL to such party of its election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and WRL will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) WRL and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impeded parties) include WRL and the Indemnified Party and representation of these parties by the same counsel would be inappropriate due to actual or potential differing interests between them. WRL shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, WRL agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

8.2(d). Each Indemnified Party will promptly notify WRL of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Shares or the Policies or the operation of the Fund and each Indemnified Party will provide WRL with all relevant information and documents in its possession or in the possession of a person within its control requested by WRL. For purposes of this Section 8.2(d), the "commencement" of proceedings shall include any informal or formal communications from the SEC or its staff (or the receipt of information from any other persons or entities) indicating that enforcement action by the SEC or staff may be contemplated or forthcoming; this includes any information to the effect that any matter(s) has been referred to the SEC'S Division of Enforcement, or that any matter(s) is being discussed with that Division.

8.3. Indemnification by the Fund
     ----------------------------

8.3(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which any Indemnified Party may become sub5 eat under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement

8.2(h) WRL shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account(s).

8.2(c). WRL shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified WRL in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall) have received notice of such service on any designated agent), but failure to notify WRL of any such claim shall not relieve WRL from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that failure to notify results in the failure of actual notice to WRL and WRL is damaged solely as a result of failure to give such notice. In case any such action is brought against one or more of the Indemnified Parties, WRL will be entitled to participate, at its own expense, in the defense thereof. WRL also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the to any of the foregoing), or arise out of or, are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable and good faith reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Policies not supplied by the Fund, or persons under its control and on which the Fund has reasonably relied in good faith) or wrongful conduct of the Fund or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund (including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements specified in Article VI of this Agreement); except to the extent provided in Sections 8.3(b), 8.3(c) and 8.3(e) hereof.

8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account(s).

8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that failure to notify results in the failure of actual notice to the Fund and the Fund is damaged solely as a result of failure to give such notice. In case any such action is brought against one or more of the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. Each Indemnified Party shall fully cooperate with the Fund in defense of the action, regardless of whether the Fund assumes or only participates in the defense. After notice from the Fund to such party of its election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the, Fund and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impeded parties) include the Fund and the Indemnified Party and representation of these parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Fund shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Fund agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

8.3(d). Each Indemnified Party will promptly notify the Fund of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Shares or the Policies or the operation of the Fund and each Indemnified Party will provide the Fund with all relevant information and documents in its possession or in the possession of a person within its control requested by the Fund. For purposes of this Section 8.3(d), the commencement of proceedings shall include any informal or formal communications from the SEC or its staff (or the receipt of information from any other persons or entities) indicating that enforcement action by the SEC or staff may be contemplated or forthcoming; this includes any information to the effect that any matter(s) has been referred to the SEC'S Division of Enforcement, or that any matter(s) is being discussed with that Division.

8.3(e) Notwithstanding any other provision of this Article VIII to the contrary, any liability which the lurid may have under this indemnification provision shall be the liability only of the particular Portfolio or Portfolios to which such liability relates; any such liability of a Portfolio may be satisfied only by and to the extent of the assets of that Portfolio.

8.4 A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. Applicable Law
            ---------------

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Florida.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination
           ------------

10.1. This Agreement shall terminate with respect to the Account(s), or one, some, or all Portfolios:

(a) at the option of any party upon six months' advance written notice to the other parties; or
(b) at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as determined by the Company reasonably and in good faith. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Portfolio did not qualify under Subchapter N of the Code, as referred to in Section 2.4 hereof; or if the investments or investment policies, objectives, and/or limitations of the Portfolio would impose unanticipated risks on the Company; or if the Company would be permitted to disregard policyowner voting instructions pursuant to Rules 6e-2 or 6e-3(T) under the 1940 Act; etc. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company; or (c) at the option of the Fund upon institution of formal proceedings against the Company by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Policies, the operation of the Account(s), or the purchase of the Shares; or (d) at the option of the Company upon institution of formal proceeding against the Fund by the NASO, the SEC, or any state securities or insurance department or any other regulatory body; or (e) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Policy owners having an interest in the Account(s) (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Shares; or

(f) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement.

10.2. The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Account(s) as to which the Agreement is to be terminated.

10.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for cause or for no cause.

10.4. Except as necessary to implement Policy owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Policies (as opposed to the Shares attributable to the Company's assets held in the Account(s)), and the Company shall not prevent Policy owners from allocating payments to a Portfolio that was otherwise available under the Policies, until 30 days after the Company shall have notified the Fund and WRL of its intention to do so.

10.5. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Policies"), except as otherwise provided under Article VII of this Agreement. Specifically, without limitation, the owners of the Existing Policies shall be permitted to transfer or reallocate investments under the Policies, redeem investments in any Portfolio and/or invest in the Fund upon the making of additional purchase payments under the Existing Policies.

ARTICLE XI. Notices
            --------

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:
WRL Series Fund, Inc.
20), Highland Avenue
Largo, Florida 34640
Attn: William H. Geiger, Esq.

If to WRL:
Western Reserve Life Assurance Co.
of Ohio
201 Highland Avenue
Largo, Florida 34640
Attn: William H. Geiger, Esq.

If to the Company:
PFL Life Insurance Company
4333 Edgewood Rd., N.E.
Cedar Rapids, Iowa 52499
Attention: Craig Vermie, Esq.

ARTICLE XII. Miscellaneous
             --------------

12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.5. The Schedules attached hereto, as modified from time to time, are incorporated herein by reference and are part of this Agreement.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

Company:
PFL LIFE INSURANCE COMPANY
By its authorized officer,
By: /s/ Craig Vermie
Title: VP, Asst. Secretary
Date: July 1, 1992

Fund:

WRL SERIES FUND, INC.
By its authorized officer,
By: /s/ John R. Kenney
Title: Chairman of the Board
Date: July 1, 1992

WESTERN RESERVE LIFE ASSURANCE CO.
By its authorized officer,
By: /s/ John R. Kenney
Title: Chairman of the Board
Date: July 1, 1992

                                   SCHEDULE A

Account(s), Policy(ies) and Portfolio(s) Subject to the Participation Agreement
--------------------------------------------------------------------------------
Account: PFL Endeavor Variable Annuity Account
Policies: The Endeavor Variable Annuity
Portfolio: WRL Series Fund Growth Portfolio

                                   SCHEDULE B
                             PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by WRL, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Company by WRL on a date a early as possible before the date set by the Fund for the shareholder meeting (the "Record Date") to facilitate the establishment of tabulation procedures. At this time, RL will inform the Company of the Record, mailing and meeting dates. This will be done orally approximately two months before the meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of shares in each Portfolio which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Fractional shares will be counted. The number of shares for which a Customer has the right to give voting instructions will be calculated separately for each subaccount of the Account(s) and will be determined by dividing the portion of the value allocable to the Customer's Policy in the subaccount by $100. Allowance should be made for account adjustments made after this date that could affect the status of the Customers o accounts as of the Record Date.

Note: The number of voting instruction cards is determined by the activities described in Step #2. If the proxy proposal only affects a particular Portfolio, then only the shares of that Portfolio may be voted and only the Customers with investment of all or a portion of their Policies in that Portfolio may vote on the proposal to the extent of their investment. The Company will use its best efforts to call in the number of Customers to WRL, as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's annual report must be sent to each customer by the Company either before or together with the Customers' receipt of a proxy statement. The Fund or WRL will provide to the Company as many copies of the last annual report as the Company shall reasonably require for distribution to the Customers.

4. The voting instruction cards (the "Cards" or "Card") are produced arid paid for by the Fund and sent to the Company. (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. The Company will, at its expense, print account information on the Cards.

6. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

a. name (legal name as found on account registration)
b. address
c. Fund or account number
d. coding/which indicates number of shares of the Fund attributable to the Customer and, if appropriate, of each applicable Portfolio (depends upon tabulation process used by the computer system, i.e., whether or not system knows number of shares held just by "reading" the account number)
e. individual Card number for use in tracking arid verification of votes (already on Cards as printed by the Fund)
     Note: When the Cards are printed by the Fund, each Card is numbered individually to guard against potential Card/vote duplication.
f. spaces where the Customer can vote "yes" or "no" on each proxy proposal.

7. During this time, the Legal Department of WRL or its affiliate ("WRL Legal") will develop, produce, and the Fund will pay for as many copies of the notice of proxy and the proxy statement (one document) for the Fund or, if appropriate, for 'the Portfolio (s) in which the Customer's Policy is invested as the Company may reasonably require for distribution to each Customer. Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to each Customer by the Company will include:
a. voting instruction card
b. proxy notice and statement (one document) (for the Fund or, if appropriate, for the Portfolio(s) in which the Customer's Policy is invested)
c. the Fund's annual report (if not sent prior to this time)
d. return envelope (postage prepaid by the Company) addressed to the Company or its tabulation agent
e. "urge buckslip" - optional, but recommended (This is a small, single sheet of paper that requests Customers to vote as quickly as possible arid that their vote is important. One copy will be supplied by the Fund.)
f. cover letter - optional, supplied by the Company and reviewed and orally approved in advance by WRL Legal.

8. The above contents should be received by the Company approximately 3-5 business days before the date set for mailing. The individual in charge at the Company reviews and approves in writing the contents of the mailing package supplied by WRL Legal to ensure correctness arid completeness copy of this approval must be sent to WRL Legal.

9. Package mailed by the Company at its expense to the Customers.

* The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended, but not necessary, to receive a proper response percentage.) Solicitation time is calculated as days from (but not including) the meeting, counting backwards.

** If the Customers were actually the shareholders, at least 50% of the outstanding shares must be represented and 66 2/3% of that 50% must have voted affirmatively on the proposals to have an effective vote. However, since the Company is the shareholder, the Customers' votes will (except in certain limited circumstances) be used to dictate how the Company will vote.

10. Collection and tabulation of the Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort the Cards on arrival into vote categories of all yes, no, or mixed replies, and to begin data entry.

* Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by WRL in the past.

11. Signatures on the Card checked against legal name on account registration which was printed on the Card.

* This verifies whether an individual has signed correctly with the sane name as is on the account registration.

For Example:

If the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

12. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated, illegible or improperly signed Card is disregarded and considered to be not received for purposes of vote tabulation. (If the vote on any one proxy proposal on a Card with more than one proxy proposal is legible and the Card is properly signed, then that vote shall be counted, and the remainder of the Card which is illegible shall be disregarded and shall be considered to be not received for purposes of vote tabulation.) Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the proxy process. Any questions on those Cards are usually remedied individually.

13. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

14. The actual tabulation of votes is done in shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.)

15. Final tabulation in shares is orally given by the Company to WRL Legal on the morning of the meeting by 10:00 a.m. E.S.T.

16. The vote is verified by the Company and is sent to WRL Legal.

17. The Company then votes its proxy in accordance with the votes received from the Customers the morning of the meeting (except as provided in the Participation Agreement or in limited circumstances as may be otherwise required by law). Voting instructions to abstain on any item to be voted upon reduces the votes eligible to be cast by the Company. A letter documenting the Company's vote is supplied by WRL Legal and is sent to officer of the Company for his signature. This letter is normally sent after the meeting has taken place.

Note: Shares do not have cumulative voting rights and the holders of more than 50% of the shares of the Fund voting for the election of directors of the Board can elect all of the directors if they choose to do so, and in such event holders of the remaining shares would not be able to elect any directors.

18. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, WRL will be permitted reasonable access to such Cards.

19. All approvals and "signing off" may be done orally, but must always be followed up in writing.

20. During tabulation procedures, the Fund and the Company determine if a resolicitation is advisable and what form that resolicitation should take, whether it should be by a mailing, or by a recorded telephone call. A resolicitation may be considered, for example, when the vote response is slow and a judgment is made that the number of votes is too low under the circumstances. The meeting could be adjourned to leave enough time for the resolicitation.

A determination is made by the Company and. the Fund to find the most cost effective candidates for resolicitation. These are Customers who have not yet voted, but whose balances are large enough that their vote would significantly increase the number of votes with minimal costs.

a. By mail: WRL Legal amends the voting instruction cards, if necessary, arid writes a resolicitation letter. The Fund supplies these to the Company. The Company generates a mailing list etc., as per step #2 onward.

b. By phone: Rarely used. This must be done on a recorded line. WRL Legal and the Fund will supply the necessary procedures and script if a phone resolicitation were to be required.